Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

DaVita HealthCare Partners Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-190434, No. 333-169467, No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-01620, No. 333-34693, No. 333-34695, No. 333-46887, No. 333-75361, No. 333-56149, No. 333-30734, No. 333-30736, No. 333-63158, No. 333-86550, No. 333-86556, No. 333-144097 and No. 333-158220), Form S-4 (No. 333-182572) and Forms S-3 (No. 333-169690 and No. 333-183285) of DaVita HealthCare Partners Inc. of our reports dated February 21, 2014, with respect to the consolidated balance sheets of DaVita HealthCare Partners Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2013, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of DaVita HealthCare Partners Inc.

/s/     KPMG LLP

Seattle, Washington

February 21, 2014